================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004


                             -----------------------


                                   FORM 8-K

                             -----------------------

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) November 15, 1999


                             -----------------------


                              Southern Union Company
              (Exact name of registrant as specified in its charter)


                              ----------------------




               Delaware                     1-6407                75-0571592
   (State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
    incorporation or organization)                           Identification No.)

         504 Lavaca Street, Eighth Floor                             78701
                Austin, Texas                                      (Zip Code)
   (Address of principal executive offices)



      Registrant's telephone number, including area code (512) 477-5852

================================================================================


Item 5.  Other Events

     On November 15, 1999, Southern Union Company, a Delaware corporation ("Southern Union"), GUS Acquisition Corporation, a Rhode Island corporation and a wholly owned subsidiary of Southern Union ("Newco"), and Providence Energy Corporation, a Rhode Island corporation ("Providence Energy"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Newco with Providence Energy, and Providence Energy into Southern Union. The trans-action is valued at approximately $400 million, including the assumption of debt. Under the terms of the agreement, Providence Energy shareholders will receive $42.50 cash for each of the approximately 6.1 million outstanding shares of Providence Energy common stock. A copy of the Merger Agreement is attached hereto as Exhibit 2 to this Form 8-K and is incorporated herein by reference.



Item 7.  Financial Statement and Exhibits.

     (c)  Exhibits.

          2    Agreement and Plan of Merger among Southern Union Company, GUS
     Acquisition Corporation and Providence Energy Corporation, dated as of November 15, 1999.

          20   Joint Press Release of Providence Energy and Southern Union,
     dated November 15, 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SOUTHERN UNION COMPANY



Dated:  November 19, 1999           By: RONALD J. ENDRES
       -------------------              ----------------
                                        Ronald J. Endres
                                        Executive Vice President and
                                        Chief Financial Officer




Dated:  November 19, 1999           By: DAVID J. KVAPIL
       -------------------              ---------------
                                        David J. Kvapil
                                        Senior Vice President and
                                        Corporate Controller
                                        (Principal Accounting Officer)